UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2008

CRAY INC.
 (Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 First Avenue South, Suite 600 Seattle, WA 98104-2860	98104-2860
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 701-2000

None
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

A. On August 26, 2008, we entered into a lease (the “Lease”) with 900 Fourth Avenue Property LLC for office space located at 901 Fifth Avenue, Seattle, Washington. Upon the completion of the leasehold improvements, we plan to move our approximately 130 Seattle-based employees, which include corporate headquarters personnel as well as employees in development, sales and marketing, to the new premises.

The new premises consist of approximately 54,000 square feet. The Lease has a term of approximately 102 months from the commencement date, which is expected to begin in the first quarter of 2009. The stated initial annual rent is $1,647,188, subject to an abatement of approximately 50% for the first year. The abatement along with a leasehold improvement allowance will not be payable in the absence of a default by us under the Lease. The annual rent for the second year is $1,696,604, and future annual rents are subject to an increase of 3% per year thereafter. In addition to the annual rent, we are obligated under the Lease to pay our proportionate share of defined expenses and taxes attributable to the building in excess of those incurred by the landlord in the 2009 base year. We have one option to renew the Lease for five additional years following the expiration of the initial term.

A copy of the Lease is filed as Exhibit 10.1 to this Report.

B. On August 28, 2008, we amended our Credit Agreement with Wells Fargo Bank, National Association, to reduce the principal amount of the credit facility from $10,000,000 to $1,398,384. This facility is used solely to support letters of credit. The effect of this amendment is to reduce from $10,000,000 to $1,398,384 the amount of cash, cash equivalents and similar investments required to secure the facility and to reduce similarly the amount of additional liquid assets we are required to maintain.

A copy of the Third Amendment to the Credit Agreement is filed as Exhibit 10.2 to this Report.

Wells Fargo & Company, on behalf of two of its registered investment advisor subsidiaries, filed with the SEC a Schedule 13G on January 23, 2008, reporting beneficial ownership of 5,521,938 shares of our common stock as of December 31, 2007, which constituted approximately 16.8% of our outstanding common stock as of March 17, 2008. Wells Fargo & Company and its affiliates have no representation on our Board of Directors. The beneficial ownership interest in our common stock held by Wells Fargo & Company played no role in our decision to amend the Credit Agreement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Lease dated as of August 11, 2008, between 900 Fourth Avenue Property LLC and Cray Inc.

10.2	Third Amendment to Credit Agreement entered into as of August 22, 2008, between Wells Fargo Bank, National Association, and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

August 29, 2008

Cray Inc.
By:	/s/ Kenneth W. Johnson
Kenneth W. Johnson
Senior Vice President and General Counsel

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